SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 22, 1998


                             The Netplex Group, Inc.
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             (Exact name of registrant as specified in its charter)


    New York                     1-11784           11-2824578
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(State or other jurisdiction   (Commission       (IRS Employer
     of incorporation)         File Number)   Identification No.)


               8260 Greensboro Drive, 5th Floor, McLean, Virginia 22101
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (703) 356-1717


                                       N/A
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         (Former name or former address, if changed since last report.)

         Item 2.           Acquisition or Disposition of Assets.

                  On June 22, 1998, The Netplex Group, Inc. (the "Company") completed the purchase of all of the stock of Automated Business Systems of North Carolina, Inc. and Kellar Technology Group, Inc., referred to collectively as "ABS.". In consideration for the purchase, the Company paid $200,000 in cash and issued 450,000 shares of Common Stock at closing. The Company used working capital to finance the acquisition. The agreement also provides that ABS will receive additional consideration (the "Earn-out") equal to a percentage of the net profits of ABS for the third and fourth quarters of 1998, and the years 1999 and 2000. Such Earn-out payments are to be made 50% in cash and 50% in the Company's Common Stock. The number of shares of the Company's Common Stock will be based on 90% of the average closing price of the Company's Common Stock for the last 30 calendar days of the first quarter following the end of each of the respective earn-out periods.

                  In connection with the acquisition, the Company also will enter into employment agreements with certain employees of ABS.


         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibit No.                         Description
         -----------                         -----------

         99.1 Audited Combined Financial Statements for Automated Business Systems of North Carolina, Inc. and Kellar for the year ended December 31, 1997 (to be filed within 60 days of the filing of this Report on Form 8-K).

         99.2 Pro forma financial information (to be filed within 60 days of the filing of this Report on Form 8-K).



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE NETPLEX GROUP, INC.



Dated: July 2, 1998                   By:       /s/ Gene Zaino
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                                              Name:  Gene Zaino
                                              Title: Chairman of the Board
                                                     and President